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                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                                  SCHEDULE 14A
                                 (RULE 14a-101)

                    INFORMATION REQUIRED IN A PROXY STATEMENT

                            SCHEDULE 14A INFORMATION
          PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES
                              EXCHANGE ACT OF 1934

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
[ ]  Preliminary Proxy Statement                 [ ]  Confidential, for Use of the Commission
[ ]  Definitive Proxy Statement                       Only (as permitted by Rule 14a-6(e)(2))
[x]  Definitive Additional Materials
[ ]  Soliciting Materials Pursuant to Rule 14a-11(c) or Rule 14a-12

                          CAPTEC NET LEASE REALTY, INC.
                          -----------------------------
                (Name of Registrant as Specified in Its Charter)


            ---------------------------------------------------------
     (Name of Person(s) Filing Proxy Statement if other than the Registrant)

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                                                             [CAPTEC LOGO]

NEWS RELEASE

          CAPTEC RECOMMENDS STOCKHOLDERS TO VOTE FOR THE CNLR MERGER

                     MEETING SCHEDULED FOR NOVEMBER 19, 2001

ANN ARBOR, Mich., November 12, 2001 - Captec Net Lease Realty, Inc. (NASD: CRRR) today announced that it mailed the following letter to all Captec stockholders regarding the Company's proposed merger with Commercial Net Lease Realty, Inc. (NYSE: NNN).


         Dear Fellow Captec Stockholder:

         Before deciding how to vote your shares at the upcoming Special Meeting of Captec stockholders, you should know about recent developments regarding dissident stockholder, Phil Goldstein, and his associates.


                            THERE IS NO HIGHER OFFER

         Goldstein wants you to believe that there is an alternative offer to acquire Captec.

         TRUTH: There is no offer at all. As part of an effort to thwart Captec's merger with CNLR, a crony of Goldstein's sent an unsigned letter to CNLR suggesting that he may or may not pay ten cents more per share for Captec's non-real estate assets subject to a variety of conditions. The letter was sent last week with a copy to Goldstein.


                           GOLDSTEIN AND HIS ASSOCIATE
                     ATTEMPTED TO GREENMAIL CAPTEC AND CNLR

         Goldstein wants you to believe that he is acting in the interests of all Captec stockholders.

         TRUTH: The only stockholder Phil Goldstein looks out for is Phil Goldstein. This week, Goldstein called CNLR and offered to sell his Captec shares at the expense of all other Captec stockholders. CNLR said no.

                                     -more-
                                      -2-


         TRUTH: The same Goldstein crony who submitted the sham offer also offered to sell his Captec voting rights back to the Company for $0.50 per share. We said no.

         TRUTH: For all his stockholder rights rhetoric, Goldstein is trying to cut a deal for himself and cut you out. Say no. Vote FOR the merger.


                      LIQUIDATION IS NOT A VIABLE STRATEGY

         Goldstein wants you to believe that liquidation would generate higher value for Captec stockholders.

         TRUTH: Liquidation is costly with no guarantee of higher value for stockholders. Institutional Shareholder Services (ISS), the nation's leading independent proxy advisory firm, in recommending that Captec stockholders vote for the CNLR merger, noted that liquidation "... may not be the best strategy for a REIT that owns retail properties."* ISS also noted that Burnham Pacific Properties, another publicly-traded REIT, two years ago "rejected a $13.50 per share offer, arguing that the company would be worth more in a liquidation of its assets. . . but it appears that its shareholders are not close to realize $13.50 per share. Burnham is currently trading at $4.94 and its liquidation is still ongoing."*


             APPRAISAL RIGHTS COULD MEAN LESS VALUE FOR YOUR SHARES

         Goldstein wants Captec stockholders to believe that exercising your appraisal rights will yield higher value than the CNLR merger.

         TRUTH: Pursuing appraisal rights is a costly and time-consuming process that requires you to hire lawyers and experts and file a lawsuit in the state of Delaware. During this process, you receive no value for your shares; you receive no dividend; and ultimately, you run the risk of receiving LESS value than the merger consideration.


                           THERE IS STILL TIME TO ACT

         The Special Meeting is days away, scheduled for November 19, 2001. Your vote is important - without it, we cannot create the combined CNLR-Captec. PLEASE VOTE FOR THE MERGER ON THE WHITE PROXY CARD TODAY. Remember, failure to vote has the same effect as voting against the merger.

                                     -more-
                                      -3-


         WE URGE YOU NOT TO RETURN GOLDSTEIN'S GREEN PROXY CARD. If you have already returned a Goldstein proxy, you can still change your vote by signing, dating and returning a WHITE proxy card now. Only the latest-dated proxy will count. You may fax your WHITE proxy card to 212-440-9009, attention: CAPTEC PROXY. For assistance in voting your shares, please call Captec's proxy solicitor, Georgeson Shareholder Communications, toll-free at 1-800-223-2064 or 212-440-9800 (outside the U.S.).

         Sincerely,

         On behalf of Captec's Board of Directors,

         /s/ Edward G. Ptaszek

         Edward G. Ptaszek
         Secretary
         Captec Net Lease Realty, Inc.


*Permission to use quotation was neither sought nor obtained.

ABOUT CAPTEC
Captec Net Lease Realty, Inc. is a real estate investment trust (REIT) that invests in long-term net leased restaurant and retail properties. At June 30, 2001, Captec owned and/or managed a diversified portfolio of 229 freestanding restaurant, retail and entertainment properties throughout the United States.

For more information about Captec toll-free via fax, dial 1-800-PRO-INFO or 1-800-776-4636, follow the voice menu prompts and enter the company code "CRRR" or 2777 on any touch tone phone or visit the Captec web site at www.captec.com.


FORWARD-LOOKING STATEMENT
This communication contains certain "forward-looking statements" which represent Captec's expectations or beliefs, including, but not limited to, statements concerning industry performance and Captec's operations, performance, financial condition, plans, growth and strategies. Any statements contained in this communication that are not statements of historical fact may be deemed to be forward-looking statements. Without limiting the generality of the foregoing, words such as "may," "will," "expect," "anticipate," "intend," "could," "estimate" or "continue" or the negative or other variations thereof or comparable terminology are intended to identify forward-looking statements. These statements by their nature involve substantial risks and uncertainties, certain of which are beyond Captec's control, and actual results may differ materially depending on a variety of important factors, many of which are beyond the control of Captec.

                                      # # #

INVESTORS / MEDIA CONTACT:
         Matt Sherman
         Joele Frank, Wilkinson Brimmer Katcher
         (212) 355-4449